UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2010

GOLD AMERICAN MINING CORP.
(f.k.a.)
SILVER AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-147056 (Commission File Number)	35-2302128 (IRS Employer Identification No.)

10775 Double R Boulevard Reno, Nevada (Address of Principal Executive Offices)	89521 (Zip Code)
775-996-8200 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02  Termination of a Material Definitive Agreement.

La Escondida Option Agreement

On December 22, 2010, Gold American Mining Corp. (the “Company”) terminated the definitive option agreement previously reported on the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2010 (the “La Escondida Option Agreement”).

The La Escondida Option Agreement was entered into as of July 27, 2010, with three individuals, with respect to the Company’s acquisition of an exclusive option to purchase an undivided 100% interest in two certain mining concessions in Opodepe Municipality, Sonora State, Mexico, covering approximately 178 hectares.

The Company has determined that it will not exercise its option and has terminated the La Escondida Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AMERICAN MINING CORP.,
a Nevada corporation

Dated:   December 28, 2010                                                 By:  /s/ Johannes Petersen
Name:  Johannes Petersen
Title:  Chief Executive Officer